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Exhibit 3.11

Reg.no 556012-9388	The English text is an unofficial translation only
Appendix to Minutes from General Meeting of the Shareholders 2000-02-11.

ARTICLES OF ASSOCIATION

§1.
The corporate name of the company is ENKÖPING BÅLSTA FASTIGHETS AB.

§2.
The registered office of the Board of Directors shall be in the city of Stockholm.

§3.
The company shall hold and manage real and personal property.

§4.
The company's minimum share capital shall be SEK 150,000 and the maximum share capital shall be SEK 600,000.

§5.
Each share shall have a par value of SEK 100.

§6.
All shares shall comprise an equal share in the company's assets and profit.

§7.
The board of directors shall consist of three to six Directors with or without Deputy Directors, or less than three Directors with one or two Deputy Directors. Should the Board of Directors consist of three or more Directors a maximum of three Deputy Directors may be appointed.

  The Directors and Deputy Directors are elected annually at the Annual General Meeting of Shareholders for the period until the end of the next Annual General Meeting of Shareholders.

§8.
One or two auditors, with or without deputy auditors, shall be appointed at an Annual General Meeting of Shareholders for a period until the end of the Annual General Meeting of the Shareholders held during the fourth fiscal year following the appointment of the auditor(s).

§9.
General Meeting of Shareholders shall be convened by letter to the shareholders within time as stated in the Companies Act (Sw: Aktiebolagslagen).

§10.
The fiscal year of the company is March 1 - February 28 (February 29).

§11.
At the Shareholders' Meetings each shareholder is entitled to vote for the full number of shares that he owns and represents without any restriction of the number of votes.

§12.
Shareholders' Meeting

  An Annual General Shareholders' Meeting shall be held every year within six months from the end of the fiscal year.

§13.
The Annual Shareholders' Meeting shall deal with the following matters:

1.
Election of Chairman for the Meeting;

2.
Preparing and approval of the voting list;

3.
Approval of the agenda;

4.
Election of one or two persons to approve the minutes;

5.
Resolution on whether the meeting has been duly convened;

6.
Presentation of the annual report and the Auditors' report, and where applicable, the consolidated financial statement and the consolidated Auditors' report;

7.
Resolution in respect to

a)
adoption of the profit and loss statement and the balance sheet and, where applicable, the consolidated profit and loss statement and the consolidated balance sheet;

    b)
    appropriation of the profit or loss according to the adopted balance sheet and;

    c)
    discharge of liability for the Board of Directors and, where applicable, the Managing Director.

  8.
  Determination of fees to the Board of Directors and the Auditor(s).

  9.
  Election of Directors and, where applicable, Auditor(s) and possible Deputy Auditor(s).

  10.
  Any other matter to be referred to the Meeting under the Companies Act or the Articles of Association.

§14.
If a share is transferred from a shareholder to a person who was not previously a shareholder in the company, a right of pre-emption to such share shall be immediately offered to the other shareholders by written notice to the company's board of directors. Proof of title to such share shall be provided in connection thereto.

  When notice has been made, the board of directors shall immediately in writing notify each person entitled to exercise a right of pre-emption, whose address has been entered into the share register or otherwise is known to the company, along with a request to persons wishing to exercise the right of pre-emption to submit written notice of their pre-emption claim to the company within two months from the time that notice of transfer of the share was made to the board of directors.

  If several persons entitled to exercise a right of pre-emption submit such notices, their respective right of priority shall be determined by drawing of lots, executed by the notary public, however, if several shares are simultaneously subject to a pre-emption right, the shares shall first, to the extent practicable, be equally divided among those persons who have presented claims of pre-emption.

  The pre-emption price shall correspond to the true value of the share, that in failing to reach an agreement, is determined by arbitration under the Arbitration Act (1999:116) The pre-emption price shall be paid within one month from the date of its determination.

  If no pre-emption claim is presented by any person entitled to pre-emption within the prescribed time or if the pre-emption price is not paid within the prescribed time, the person who has made the offer of the pre-emption shall be registered for the shares.

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Exhibit 3.11

Org.nr. 556012-9388	Bilaga till protokoll från ordinarie bolagsstämma 2000-02-11

BOLAGSORDNING

§1.
Bolagets firma är ENKÖPING-BÅLSTA FASTIGHETS AB.

§2.
Bolagets styrelse skall ha sitt säte i Stockholm.

§3.
Bolaget skall äga och förvalta fast och lös egendom.

§4.
Bolagets aktiekapital skall utgöra lägst 150.000 och högst 600.000 kronor.

§5.
Aktie skall lyda på 100 kronor.

§6.
Alla aktier skall medföra samma rätt till andel i bolagets tillgångar och vinst.

§7.
Styrelsen skall bestå av tre till sex ledamöter med eller utan suppleanter, eller av mindre än tre ledamöter med en eller två suppleanter. Består styrelsen av tre eller fler ledamöter må högst tre suppleanter utses.

  Ledamöter och eventuella suppleanter väljes årligen på ordinarie bolagsstämma för tiden intill slutet av nästa ordinarie bolagsstämma.

§8.
En eller två revisorer med eller utan revisorsuppleanter väljes på ordinarie bolagsstämma för tiden intill dess ordinarie bolagsstämma har hållits under fjärde räkenskapsåret efter valet.

§9.
Kallelse till bolagsstämma skall ske genom brev med posten inom den tid som anges i aktiebolagslagen.

§10.
Bolagets räkenskapsår skall vara från den 1 mars till den 28 februari (29 februari).

§11.
Vid bolagsstämman får varje röstberättigad rösta för fulla antalet av honom ägda och företrädda aktier utan begränsning i röstetalet.

§12.
Bolagsstämma

  Ordinarie bolagsstämma hålles årligen inom 6 månader efter räkenskapsårets utgång.

§13.
På ordinarie bolagsstämma skall följande ärenden förekomma till behandling:

1.
val av ordförande vid stämman

2.
upprättande och godkännande av röstlängd

3.
godkännande av dagordning

4.
val av en eller två protokolljusterare

5.
prövning av om stämman blivit behörigen sammankallad

6.
föredragning av framlagd årsredovisning och revisionsberättelse samt, i förekommande fall, koncernredovisning och koncernrevisionsberättelse

7.
beslut om

a)
fastställande av resultaträkning och balansräkning samt, i förekommande fall, koncernresultaträkning och koncernbalans-räkning

b)
dispositioner beträffande bolagets vinst eller förlust enligt den fastställda balansräkningen

c)
ansvarsfrihet åt styrelseledamöter och verkställande direktör när sådan förekommer

8.
fastställande av styrelse- och revisionsarvoden

  9.
  val av styrelse och, i förekommande fall, revisorer samt eventuella revisorsuppleanter

  10.
  annat ärende, som ankommer på stämman enligt aktiebolagslagen eller bolagsordningen.

§14.
Har aktie övergått till person, som inte förut är aktieägare i bolaget, skall aktien genast hembjudas aktieägarna till inlösen genom skriftlig anmälan hos bolagets styrelse. Åtkomsten av aktien skall därvid styrkas.

  När anmälan gjorts om akties övergång, skall styrelsen genast skriftligen meddela detta till varje lösningsberättigad, vars postadress är införd i aktieboken eller eljest är kand för bolaget med amnodan till den, som önskar begagna sig av lösningsrätten, att skriftligen framställa lösningsanspråk hos bolaget inom två månader, räknat från anmälan hos styrelsen om akties övergång.

  Anmäler sig flera lösningberättigade, skall företrädesrätten dem emellan bestämmas genom lottning, verkställd av notarius publicus dock att, om samtidigt flera aktier hembjudits, aktierna först, så långt ske kan, skall jämt fördelas bland dem, som framställt lösningsanspråk.

  Lösenbeloppet skall utgöras av aktiens verkliga värde, som, i brist av åsämjande, bestämmes i den ordning gällande lag om skiljemän stadgar. Lösenbeloppet skall erläggas inom en månad från den tidpunkt, då lösenbeloppet blev bestämt.

  Om inte inom stadgad tid någon lösningsberättigad framställer lösningsanspråk eller lösen inte erlägges inom föreskriven tid, äger den, som gjort hembudet, att bli registrerad för aktien.

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  Exhibit 3.11
ARTICLES OF ASSOCIATION
  Exhibit 3.11
BOLAGSORDNING